AGREEMENT AND PLAN
                                       OF
                                 REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, made this 5th day of November, 1994, by and between Stardust, Inc. Production-Recording-Promotion, a Utah corporation having its principal place of business at 5100 South 1050 West, Riverdale, Utah, 84405, ("Stardust"); Harcourt Investments (USA), Inc., a Nevada corporation having its principal place of business at 20022 State Road, Cerritos, California ("Harcourt"); and the undersigned shareholders of Harcourt ("Shareholders").

     WHEREAS, Shareholders own one hundred percent (100%) of the Share ownership interest of Harcourt, and;

     WHEREAS,   Shareholders  wish  to  sell  and  Stardust  wishes  to  acquire
Shareholders' one hundred percent (100%) capital stock ownership of Harcourt, and;

     WHEREAS, the parties to this Agreement herein agree that this transaction is by means of private sale, and waive any and all reference and/or rights as the respective consideration paid or shares received by purchaser as being a securities transaction, as promulgated by any state, territorial, provincial or federal agency or law.

     WHEREAS, the parties to this Agreement have as herein represented and warranted, entered into this binding Agreement, which terms are herein incorporated and agreed to by the parties hereto; that as such they are an integral part hereof, and shall remain and survive as to their construction intent and content pursuant and subject to all conditions of this Agreement, as contained herein.

     WHEREAS, Stardust wishes to acquire and Shareholders wish to transfer all of the issued and outstanding capital stock of Harcourt in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(b)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, Stardust and Shareholders adopt this Plan or Reorganization and agrees as follows:

                          ARTICLE 1. EXCHANGE OF STOCK

     1.1 NUMBER OF SHARES. Shareholders represent and warrant that they are selling one hundred percent (100%) (25,000 shares of no par value common stock) issued and outstanding interest ownership of Harcourt (a Nevada corporation), to Stardust for and in exchange for Shareholders receipt of the terms and conditions of the full consideration of payment by Stardust to Shareholders of fourteen million five hundred seventy five thousand (14,575,000) shares of Stardust common stock at closing.

                                                                    Exhibit 2.01

     1.2 DELIVERY OF CERTIFICATES BY SHAREHOLDERS. The transfer of the Harcourt shares by each of the Shareholders shall be effected by the delivery to Stardust at the Closing of the total issued shares of capital stock represented by certificates representing 25,000 shares of common stock accompanied by stock powers executed in blank by each of the Shareholders.

     1.3 DELIVERY OF CERTIFICATES BY STARDUST. On the date of the closing of this Agreement, Stardust shall cause to be transferred and delivered to the Shareholders the total purchase consideration herein defined, as full payment of the purchase of one hundred percent (100%) of Shareholders' interest in Harcourt.

     1.4 RESTRICTIONS ON STARDUST COMMON STOCK. The Stardust shares issuable pursuant to this Plan of Reorganization will be restricted securities within the meaning of the Securities Act of 1933, as amended (the "Act").

                            ARTICLE II. THE CLOSING

     The Closing contemplated by Articles I shall be held at such place and time as shall be agreed upon by the parties, but in no event shall the Closing occur later than December 31, 1994.

                 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF
                        HARCOURT, INC., AND SHAREHOLDERS

     Shareholders and Harcourt, jointly and severally, represent and warrant to Stardust as follows:

     3.1 CORPORATE STATUS. Harcourt is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     3.2 CORPORATE POWER. Harcourt has the corporate power to own, lease, or operate all properties and assets owned, leased or operated by it, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

     3.3 ARTICLE OF INCORPORATION. Harcourt's Articles of Incorporation, and any amendments or restatement thereof through the date hereof, as filed with the Nevada Secretary of State, are attached as Exhibit 3.3.

     3.4 BYLAWS. Harcourt has not adopted bylaws.

     3.5 CAPITALIZATION. The authorized capital stock of Harcourt consists of twenty five thousand (25,000) shares of common stock, with no par value per share, of which twenty five thousand (25,000) shares are issued and outstanding. Harcourt has no outstanding subscription, options, warrants, call, or other agreement or commitments entitling any person to purchase

                                                                    Exhibit 2.01
                                       66
or otherwise acquire any shares of common stock of Harcourt or other capital stock or securities of Harcourt, including any right of conversation or exchange under any outstanding security or other instrument. Harcourt is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock of any security convertible or exchangeable for any of its capital stock. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of Harcourt. The common stock of Harcourt is vested with all the voting rights in Harcourt.

     3.6 SUBSIDIARIES. Harcourt has no subsidiaries or affiliated corporations within the meaning of Section 1563 (a) or Section 1564 of the Code.

     3.7 SOLE SHAREHOLDERS. Shareholders are the only shareholders of Harcourt.

     3.8 STOCK PAID AND NONASSESSABLE. The Harcourt Shares have been duly and validly authorized and issued, and are fully paid and nonassessable and free from preemptive and cumulative voting rights.

     3.9 TITLE TO SHARES. Shareholders are the sole owners, free and clear of any liens and encumbrances, of the number of the Harcourt shares specified in
Section 1.1. Such Shares represent all of the issued and outstanding capital stock of Harcourt.

     3.10 AUTHORIZATION. This Agreement has been duly authorized, executed, and delivered by Harcourt, and has been approved by Harcourt's shareholders, and constitutes a valid and binding agreement of Harcourt enforceable in accordance with its terms.

     3.11 FINANCIAL STATEMENTS. Are complete and correct and have been prepared in accordance with generally accepted accounting principals on a basis consistent with prior periods and fairly present the financial condition of Harcourt at the date of such statements, and the results of operations for the period ended on such date and reflect all adjustments which are necessary for a fair presentation of the results reported.

     3.12 COMPLIANCE. Harcourt is not in breach of, or in conflict with, any of the terms, conditions, or provisions of its articles of Incorporation.

     3.13 DIRECTORS AND OFFICERS. As of the date hereof, the following are officers and directors of Harcourt: Alan V. Phan, Michael Carauna, and Frederic Cohn. Alan V. Phan is Chief Executive Officer, Michael Carauna is Vice-President of Harcourt.

     3.14 TITLE TO PROPERTY. Harcourt has good and marketable title to all of the property and assets reflected in the balance sheet delivered pursuant to
3.11 and such property and assets are not subject to any mortgage, pledge, lien or encumbrance.

                                                                    Exhibit 2.01
                                       67

     3.15 PATENTS, TRADEMARKS, ETC. Harcourt has received no notice of infringement of, or conflict with, asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyright, nor is Harcourt aware of any infringement by other upon its name. There are not patents, patent rights, trademarks, service marks, conducted or as contemplated by Harcourt which Harcourt does not own or possess adequate rights to use. All of Harcourt's employees, including without limitation Shareholders, have transferred to Harcourt all of their right , title and interest in and to any intellectual property owned by them or in which they share an ownership interest (if any) related in any way to Harcourt business.

     3.16 NO REGULATORY VIOLATION. To the best of Harcourt's and the Shareholders' knowledge, Harcourt is not in violation of any law, statue, order, rule, regulation, writ, injunction, or decree of any governmental authority or court, domestic or foreign, with respect to the conduct of its business, the operation of Harcourt's facility or the ownership of its properties, nor will the execution of this Agreement or consummation of any of the transactions contemplated by this Agreement result in any such violation.

     3.17 NO CONTRACTUAL VIOLATION. Neither the execution of this Agreement, nor the performance of Harcourt's and Shareholders' obligations pursuant to this Agreement or the consummation of the transactions contemplated hereby, will conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute, or with the passage of time or the giving of notice constitute, a default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement, or other evidence of indentureness, lease, contract or other agreement or instrument to which Harcourt is a party, or by which Harcourt or any of its properties is bound, or Harcourt's Articles of Incorporation; and no consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by Harcourt or Shareholders of the transactions contemplated hereby .

     3.18 MATERIAL CONTRACTS. Harcourt warrants that there are not material agreements, written or oral, related to Harcourt, except those specifically disclosed in Exhibit 3.11.

     3.19 UNDISCLOSED LIABILITIES. Harcourt has no liabilities of any nature except as specifically disclosed on Exhibit 3.11 or to Stardust in writing.

     3.20 LITIGATION. There are no actions, suits or proceedings to which Harcourt is a party, or of which any of its property is the subject, pending before or brought by any court or governmental agency or body, nor, to the knowledge or Harcourt or Shareholders, is any such action, suit, or proceeding threatened, which would, singly, or in the aggregate, result in any material adverse change in the condition (financial or otherwise), business, key personnel, properties, assets, results of operations (present or prospective) or net worth of Harcourt.

     3.21 PROFIT SHARING PLANS, ETC. Harcourt is not a party to and has no obligation, contingent or otherwise, under any materials, oral or written, expressed or implied: (i) commitment or agreement, with officers, directors,

                                                                   Exhibit 2.01
                                       68
employees, or any other persons providing similar services; (ii) agreement or arrangement providing for the payment of any incentive, bonus, commission, or deferred compensation or severance or termination pay; (iii) pension, profit sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement, or any other employee benefit plan, fringe benefit plan, agreement, or arrangement, whether formal or informal and whether legally binding or not; or (iv) collective bargaining or union contract or agreement.

     3.22 TAX RETURNS. Harcourt has timely filed all tax returns and reports required to be filed by it, and has paid in a timely manner all taxes that are shown on such returns as being due and payable other than such taxes as are being contested in good faith and for which adequate reserves have been established. Harcourt is not a Subchapter S Corporation.

     3.23 NO MATERIAL CHANGES. There have been no material adverse changes in the condition (financial or otherwise), results of operations, or shareholders' equity of Harcourt since the date of the latest balance sheet contained in
Exhibit 3. 11, except for changes (material or otherwise) resulting from its operations conducted in the ordinary course of business.

     3.24 NO BROKERS. No finders' fees or brokerage commissions of any kind will be payable by Harcourt in connection with the transactions described in this Agreement.

     3.25 DISCLOSURE OF MATERIAL FACTS. Neither Harcourt nor Shareholders have knowingly failed to disclose to Stardust any facts material to the assets, liabilities, earnings, prospects, and business of Harcourt. No representation or warranty by Harcourt and Shareholders contained in this Agreement, and, to the best of their knowledge, no statement contained in any document (including, without limitation, the financial statements and Exhibits hereto), list, certificate, or other writing furnished or to be furnished by or on behalf of Harcourt or Shareholders or any of their representations in connection with the transactions contemplated hereby, contains or will contain any untrue statements of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements contained herein or there not misleading or necessary in order to provide fully and fairly the information required to be provided in any such document, list, certificate, or other writing.

     3.26 INTERPRETATION. As used in this Agreement, the term "best knowledge" or "Harcourt's best knowledge" refers to the best knowledge of the officers and directors of Harcourt.

     3.27 INVESTMENT REPRESENTATIONS. Shareholders acknowledge that the restricted Stardust Shares which they are receiving in exchange for their Harcourt Shares have not been registered under the Securities Act of 1933 or state blue sky laws, and that the restricted Stardust Shares may not be transferred without such registration or an opinion of counsel that registration is unnecessary ; Shareholders have the financial ability to bear the economic risk of an investment in the Stardust Shares and have no need for liquidity in

                                                                   Exhibit 2.01
                                       69
such investment. Shareholders have had an opportunity to inspect Stardust's corporate records and ask questions of officers of Stardust and are capable of evaluating the merits and risks of consummating this transaction.

     3.28 AUTHORITY. Shareholders have he power and legal capacity to enter into this Agreement, the execution, delivery and performance of this Agreement has been duly authorized by all required shareholders action on the part of Harcourt and this agreement constitutes a valid, binding and legal obligation of Shareholders,

                    ARTICLE IV. REPRESENTATIONS AND WARRANTS
                               OF STARDUST, INC.

STARDUST represents and warrants to Shareholders, as follows:

     4.1 CORPORATE AUTHORITY: Authorization, Stardust has the full corporate power and authority to enter into this Agreement, the execution of which has been duly authorized by all requisite corporate action on the part of Stardust.

     4.2 ISSUANCE OF SHARES. The Stardust Shares will be fully paid, validly issued and nonassessable when issued in exchange for the Harcourt Shares.

     4.3 FINANCIAL STATEMENTS. Exhibit 4.3 is a true and correct copy of Stardust's financial statements as of May 31, 1994. Such financial statements are complete and correct and have been prepared in accordance with generally accepted accounting principals on a basis consistent with prior periods and fairly present the financial condition of Stardust at the date of such statements, and the results of operations for the period ended on such date and reflect all adjustments which are necessary for a fair presentation of the results reported.

                     ARTICLE V. CONDUCT OF SHAREHOLDERS AND
                          HARCOURT PENDING THE CLOSING

Shareholders and Harcourt agree that Harcourt will conduct itself in the following manner pending the Closing:

     5.1 CAPITALIZATION, ETC. Harcourt will not, without the prior written consent of Stardust: (i) issue or commit to issue any capital stock or other ownership interest; (ii) grant or commit to grant any options, warrants, or other rights to subscribe for, purchase or otherwise acquire any shares of its capital stock or other ownership interest, or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock or other ownership interest: (iii) declare, set aside, or pay any dividends or distributions; (iv) directly or indirectly terminate or reduce or commit to terminate or reduce or commit to acquire any of its capital stock or other ownership interest, or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other loan or financing agreement; (v) effect a stock split, reclassification or recapitalization; (vi) change its Articles of Incorporation or other governing instruments; (vii) borrow or agree to borrow any funds, guarantee or agree to guarantee the obligations of others, or indemnify or agree to


                                                                    Exhibit 2.01
                                       70
indemnify others; (viii) waive or commit to waive any rights of substantial value; or (ix) other than in the ordinary course of business. enter into any agreement, contract, or commitment; except, in each case, contemplated by this Agreement.

     5.2 PROMPT ACTION. Harcourt and Shareholders will promptly take all action contemplated by this Agreement or necessary to complete the transactions contemplated by this Agreement.

     5.3 CONFIDENTIALITY. Shareholders and Harcourt will treat this Agreement, and the transactions contemplated by this Agreement as confidential, and will not issue any press release or otherwise provide any information regarding such transactions contemplated by this Agreement.

     5.4 BUSINESS IN ORDINARY COURSE. Except as otherwise specifically provided in this Agreement, Harcourt shall conduct its business only in its ordinary course.

                               ARTICLE VI. ACCESS

     From the date hereof to the Closing, Harcourt and Stardust shall provide each other full access to their premises and books and records, and shall cause each of their officers to furnish the other such financial and operating date and other information with respect to each of their business and properties as the other shall, from time to time, reasonably request, provided, however that any such investigation shall not affect any of the representations and warranties hereunder. In the event of termination of this Agreement, each parry will return to the other all documents and other materials obtained in connection with the transactions contemplated hereby, and not disclose or utilize any information obtained from the other.

               ARTICLE VII. CONDITIONS PRECEDENT TO SHAREHOLDERS'
                           AND HARCOURT'S OBLIGATIONS

     The obligations of Shareholders and/or Harcourt under this Agreement, are subject to fulfillment, before or on the date of Closing, of each of the following conditions, any of which may be waived in writing at the discretion of Stardust.

     7.1 REPRESENTATIONS AND WARRANTIES OF HARCOURT AND SHAREHOLDERS. The representations and warranties of Harcourt and Shareholders contained herein shall be true and correct, in all material respects, as of the date hereof, and shall continue to be true and correct, in all material respects, as of the Closing.

     7.2 COVENANTS AND AGREEMENTS OF HARCOURT AND SHAREHOLDERS. Harcourt and Shareholders shall have performed all obligations and complied with all covenants an conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

     7.3 NO ADVERSE CHANGES.  No information shall have come to the attention of

                                                                    Exhibit 2.01
                                       71

Stardust pursuant to its investigation of Harcourt and Shareholders which is not consistent, in all material respects, with information previously furnished by Harcourt and Shareholders to Stardust.

                     ARTICLE VIII. CONDITIONS PRECEDENT TO
                             STARDUST'S OBLIGATIONS

     The obligations of Stardust under Agreement are subject to the fulfillment, before or on the date of Closing, of each of the following conditions, any of which may be waived in writing at the discretion of Harcourt:

     8.1 REPRESENTATIONS AND WARRANTIES OF STARDUST. The representations and warranties of Stardust contained herein shall be true and correct, in all material respect, as of the date hereof, and shall continue to be true and correct, in all material respects, as of the Closing.

     8.2 COVENANTS AND AGREEMENTS OF STARDUST. Stardust shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     8.3 APPROVAL OF THE BOARD OF DIRECTORS OF STARDUST. The Board of Directors of Stardust shall have approved the execution, delivery and performance of this Agreement.

                           ARTICLE IX. INDEMNIFICATION

     9.1 INDEMNIFICATION OF STARDUST. Shareholders agree to indemnify Shareholders against any loss, damage, or expense (including reasonable attorneys' fees) suffered by Stardust from (l) any breach by Shareholders or Harcourt of this Agreement; or (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by Shareholders or Harcourt.

     9.2 INDEMNIFICATION OF SHAREHOLDERS. Stardust agrees to indemnify Shareholders against any loss, damage, or expense (including reasonable attorneys' fees) suffered by the Shareholders from any inaccuracy in or breach of any of Stardust's representations, warranties or covenants herein.

     9.3 DEFENSE OF CLAIMS. Upon obtaining knowledge thereof, the indemnified parties shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. So long as the indemnified party will not settle such claim, if the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

                                                                    Exhibit 2.01
                                       72

                             ARTICLE X. TERMINATION

     10.1 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated (l) by mutual consent in writing; (2) by either Harcourt or Stardust if there has been a material misrepresentation or material breach of any warranty or covenant by the other party, which determination on behalf of Stardust shall be made by its Board of Directors in its sole discretion; or (3) by either Shareholders of Stardust if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date set forth in Article II.

     10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 10. 1, each party shall pay the cost and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors, and shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

                           ARTICLE XI. MISCELLANEOUS

     11.1 WAIVERS. No action pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of any representation, warranty, covenant or agreement contained herein, except that a breach of any representation or warranty set forth herein that is known to a party hereto at the time the transactions contemplated hereby are consummated shall not be subsequently enforceable or actionable by such party. A waiver by any party, or repeated waiver by any party hereto, of a breach or repeated series of breaches of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.2 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Utah applicable to agreements executed in Utah.

     11.3 ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto and the financial statements referred to herein (which are incorporated hereby by reference and made a part hereof) sets forth the entire agreement and understandings of the parties with respect to the transactions contemplated hereby and supersedes all prior agreement, arrangements, and understanding relating to the subject matter hereof.

     11.4 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Article III and IV of this Agreement shall survive the closing of the transactions contemplated by this Agreement.

     11.5 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given, if sent by registered mail or certified mail, postage prepaid, and addressed to the address set forth above with the name of each party hereto.

                                                                    Exhibit 2.01
                                       73

     11.6 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise.

     11.7 HEADINGS. Headings in this Agreement are descriptive only, are inserted for convenience, and do not constitute part of this Agreement.

     11.8  COUNTERPARTS.   This  Agreement  may  be  signed  in  any  number  of
counterparts and all such counterparts taken together shall constitute a single agreement of the parties.

     IN WITNESS WHEREOF, each of the parties has executed or caused its duly authorized representative to execute this Agreement and Plan or Reorganization in the manner appropriate to each, all as of the date first above written.

HARCOURT INVESTMENTS (USA), INC.


/s/ Alan V. Phan
----------------------------------
Dr. Alan V. Phan, President

STARDUST, INC. PRODUCTION-RECORDING-PROMOTION


/s/ Michael Carauna
----------------------------------
Michael Carauna, Vice-President


AGREED TO AND  ATTESTED  BY 100% OF THE  SHAREHOLDERS  OF  HARCOURT  INVESTMENTS
(USA), INC.

PRINTED NAME:                  # OF SHARES:               SIGNATURE:

EASTERN ROCESTER
LIMITED                        20,000                 /s/ Tan Geok Ser
                                                      -----------------------
                                                      Tan Geok Ser, President


ALAN PHAN                         500                 /s/ Alan Phan
                                                      -----------------------
                                                      Alan Phan


FIRST CAPITAL                   4,500                 /s/ Regis Possino
NETWORK, INC.                                         ------------------------
                                                      Regis Possino, President



                                                                    Exhibit 2.01
                                       74

                               AGREEMENT AND PLAN
                                       OF
                                 REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION, made this lst day of December, 1994, by and between Harcourt Investments (USA), Inc. , Utah corporation having its principal place of business at 20022 State Road, Cerritos, California ("Harcourt"); The Harcourt Pen Factory, Inc., a Nevada corporation having its principal place of business at 20022 State Road, Cerritos, California ("Pen"); and the undersigned shareholder of Pen ("Shareholder").

     WHEREAS, Shareholder owns one hundred percent (100%) of the share ownership interest of Pen, and;

     WHEREAS, Shareholder wishes to sell and Harcourt wishes to acquire Shareholder's one hundred percent (100%) capital stock ownership of Pen, and;

     WHEREAS, the parties to this Agreement herein agree that this transaction is by means of private sale, and waive any and all reference and/or rights as the respective consideration paid or shares received by purchaser as being a securities transaction, as promulgated by any state, territorial, provincial or federal agency or law.

     WHEREAS, the parties to this Agreement have as herein represented and warranted, entered into this binding Agreement, which terms are herein incorporated and agreed to by the parties hereto; that as such they are an integral part hereof, and shall remain and survive as to their construction intent and content pursuant and subject to all conditions of this Agreement, as contained herein.

     WHEREAS, Harcourt wishes to acquire and Shareholder wishes to transfer all of the issued and outstanding capital stock of Pen in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(b)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, Harcourt, Pen and Shareholder adopt this Agreement and Plan of Reorganization and agrees as follows:

                          ARTICLE 1. EXCHANGE OF STOCK

     1.1 NUMBER OF SHARES. Shareholder represents and warrants that he is selling one hundred percent (100%) (25,000 shares of no par value common stock) issued and outstanding interest ownership of Pen, to Harcourt for and in exchange for the issuance by Harcourt to Shareholder of fifty two thousand five hundred (52,500) shares of Harcourt common stock.

                                                                    Exhibit 2.02
                                                                          Page 1
                                       75

     1.2 DELIVERY OF CERTIFICATES BY SHAREHOLDER. The transfer of the Pen shares by Shareholder shall be effected by the delivery to Harcourt at the Closing of the total issued shares of capital stock represented by certificates for 25,000 shares of common stock accompanied by stock powers executed in blank by Shareholder.

     1.3 DELIVERY OF CERTIFICATES BY HARCOURT. On the date of the closing of this Agreement, Stardust shall cause to be transferred and delivered to the Shareholder the total purchase consideration herein defined, as full payment of the purchase of one hundred percent (100%) of Shareholder's interest in Pen.

     1.4 RESTRICTIONS ON HARCOURT COMMON STOCK. The Harcourt shares issuable pursuant to this Plan of Reorganization will be restricted securities within the meaning of the Securities Act of 1933, as amended (the "Act").

                            ARTICLE II. THE CLOSING

     The Closing contemplated by Articles I shall be held at such place and time as shall be agreed upon by the parties, but in no event shall the Closing occur later than December 31, 1994.

                 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF
                              PEN AND SHAREHOLDER

     Shareholder and Pen, jointly and severally, represent and warrant to Harcourt as follows:

     3.1 CORPORATE STATUS. Pen is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     3.2 CORPORATE POWER. Pen has the corporate power to own, lease, or operate all properties and assets owned, leased or operated by it, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

     3.3 ARTICLE OF INCORPORATION. Pen's Articles of Incorporation, and any amendments or restatement thereof through the date hereof, as filed with the Nevada Secretary of State, are attached as Exhibit 3.3.

     3.4 BYLAWS. Pen has not adopted bylaws.

     3.5 CAPITALIZATION. The authorized capital stock of Pen consists of twenty five thousand (25,000) shares of common stock, with no par value per share, of which twenty five thousand (25,000) shares are issued and outstanding ("Pen Shares"). Pen has no outstanding subscription, options, warrants, call, or other agreements or commitments entitling any person to purchase or otherwise acquire any shares of common stock of Pen or other capital stock or

                                                                    Exhibit 2.02
                                                                          Page 2
securities of Pen, including any right of conversion or exchange under any outstanding security or other instrument. Pen is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock of any security convertible or exchangeable for any of its capital stock. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of Pen. The common stock of Pen is vested with all the voting rights in Pen.

     3.6 SUBSIDIARIES. Pen has no subsidiaries or affiliated corporations within the meaning of Section 1563 (a) or Section 1564 of the Code.

     3.7 SOLE SHAREHOLDER. Shareholder is the only shareholder of Pen.

     3.8 STOCK PAID AND NONASSESSABLE. The Pen Shares have been duly and validly authorized and issued, and are fully paid and nonassessable and free from preemptive and cumulative voting rights.

     3.9 TITLE TO SHARES. Shareholder is the sole owner, free and clear of any liens and encumbrances, of the number of the Pen Shares specified in Section
1.1. Such Shares represent all of the issued and outstanding capital stock of Pen.

     3.10 AUTHORIZATION. This Agreement has been duly authorized, executed, and delivered by Pen and has been approved by Pen's shareholder, and constitutes a valid and binding agreement of Pen enforceable in accordance with its terms.

     3.11 FINANCIAL STATEMENTS. The Pen financial statements attached hereto as Exhibit A are complete and correct and have been prepared in accordance with generally accepted accounting principals on a basis consistent with prior periods and fairly present the financial condition of Pen at the date of such statements, and the results of operations for the period ended on such date and reflect all adjustments which are necessary for a fair presentation of the results reported.

     3.12 COMPLIANCE. Pen is not in breach of, or in conflict with, any of the terms, conditions, or provisions of its Articles of Incorporation.

     3.13 DIRECTORS AND OFFICERS. As of the date hereof, the following are officers and directors of Pen: Alan V. Phan, and Frederic Cohen. Alan V. Phan is Chief Executive Officer, and Frederic Cohen is Secretary.

     3.14 TITLE TO PROPERTY. Pen has good and marketable title to all of the property and assets reflected in the balance sheet delivered pursuant to 3.11 and such property and assets are not subject to any mortgage, pledge, lien or encumbrance.

     3.15 PATENTS, TRADEMARKS, ETC. Pen has received no notice of infringement of or conflict with, asserted rights of others with respect to any patents, trademarks, service marks,

                                                                    Exhibit 2.02
                                                                          Page 3
                                       77
trade names or copyright, nor is Pen aware of any infringement by other upon its name. There are not patents, patent rights, trademarks, service marks, conducted or as contemplated by Pen which Pen does not own or possess adequate rights to use. All of Pen's employees, including without limitation Shareholder, have transferred to Pen all of their right, title and interest in and to any intellectual property owned by them or in which they share an ownership interest (if any) related in any way to Pen's business.

     3.16 NO REGULATORY VIOLATION. To the best of Pen and the Shareholder's knowledge, Pen is not in violation of any law, statue, order, rule, regulation, writ, injunction, or decree of any governmental authority or court, domestic or foreign, with respect to the conduct of its business, the operation of Pen's facility or the ownership of its properties, nor will the execution of this Agreement or consummation of any of the transactions contemplated by this Agreement result in any such violation.

     3.17 NO CONTRACTUAL VIOLATION. Neither the execution of this Agreement, nor the performance of Pen and Shareholder's obligations pursuant to this Agreement or the consummation of the transactions contemplated hereby, will conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute, or with the passage of time or the giving of notice constitute, a default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement, or other evidence of indentureness, lease, contract or other agreement or instrument to which Pen is a party, or by which Pen or any of its properties is bound, or Pen's Articles of Incorporation; and no consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by Pen or Shareholder of the transactions contemplated hereby.

     3.18 MATERIAL CONTRACTS. Harcourt warrants that there are not material agreements, written or oral, related to Pen, except those specifically disclosed in Exhibit A.

     3.19 UNDISCLOSED LIABILITIES. Pen has no liabilities of any nature except as specifically disclosed on Exhibit A or to Harcourt in writing.

     3.20 LITIGATION. There are no actions, suits or proceedings to which Pen is a party, or of which any of its property is the subject, pending before or brought by any court or governmental agency or body, nor, to the knowledge of Pen or Shareholder, is any such action, suit, or proceeding threatened, which would, singly, or in the aggregate, result in any material adverse change in the condition (financial or otherwise), business, key personnel, properties, asset, results of operations (present or prospective) or net worth of Pen.

     3.21 PROFIT SHARING PLANS, ETC. Pen is not a party to and has no obligation, contingent or otherwise, under any materials, oral or written, expressed or implied: (i) commitment or agreement, with officers, directors, employees, or any other persons providing similar services; (ii) agreement or arrangement providing for the payment of any incentive, bonus, commission, or deferred compensation or severance or termination pay; (iii) pension, profit sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement, or

                                                                    Exhibit 2.02
                                                                          Page 4
any other employee benefit plan, fringe benefit plan, agreement, or arrangement, whether formal or informal and whether legally binding or not; or (iv) collective bargaining or union contract or agreement.

     3.22 TAX RETURNS. Pen has timely filed all tax returns and reports required to be filed by it, and has paid in a timely manner all taxes that are shown on such returns as being due and payable other than such taxes as are being contested in good faith and for which adequate reserves have been established. Pen is not a Subchapter S Corporation.

     3.23 NO MATERIAL CHANCES. There have been no material adverse changes in the condition (financial or otherwise), results of operations, or shareholder' equity of Pen since the date of the latest balance sheet contained in Exhibit A, except for changes (material or otherwise) resulting from its operations conducted in the ordinary course of business.

     3.24 NO BROKERS. No finders' fees or brokerage commissions of any kind will be payable by Harcourt in connection with the transactions described in this Agreement.

     3.25 DISCLOSURE OF MATERIAL FACTS. Neither Pen nor Shareholder have knowingly failed to disclose to Harcourt any facts material to the assets, liabilities, earnings, prospects, and business of Pen. No representation or warranty by Pen and Shareholder contained in this Agreement, and, to the best of their knowledge, no statement contained in any document (including, without limitation, the financial statements and Exhibits hereto), list, certificate, or other writing furnished or to be furnished by or on behalf of Pen or Shareholder or any of their representations in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements contained herein or there not misleading or necessary in order to provide fully and fairly the information required to be provided in any such document, list, certificate, or other writing.

     3.26 INTERPRETATION. As used in this Agreement, the term "best knowledge" or "Pen's best knowledge" refers to the best knowledge of the officers and directors of Pen.

     3.27 INVESTMENT REPRESENTATIONS. Shareholder acknowledges that the restricted Harcourt Shares which they are receiving in exchange for his Pen Shares have not been registered under the Securities Act of 1933 or state blue sky laws, and that the restricted Harcourt Shares may not be transferred without such registration or an opinion of counsel that registration is unnecessary; Shareholder has the financial ability to bear the economic risk of an investment in the Harcourt Shares and have no need for liquidity in such investment. Shareholder has had an opportunity to inspect Harcourt's corporate records and ask questions of officers of Harcourt and are capable of evaluating the merits and risks of consummating this transaction.

     3.28 AUTHORITY. Shareholder has the power and legal capacity to enter into this


                                                                    Exhibit 2.02
                                                                          Page 5
                                       79

Agreement, the execution, delivery and performance of this Agreement has been duly authorized by all required shareholder action on the part of Pen and this Agreement constitutes a valid, binding and legal obligation of Shareholder.

                    ARTICLE IV. REPRESENTATIONS AND WARRANTS
                                  OF HARCOURT

     Harcourt represents and warrants to Shareholder, as follows:

     4.1 CORPORATE AUTHORITY; AUTHORIZATION. Harcourt has the full corporate power and authority to enter into this Agreement, the execution of which has been duly authorized by all requisite corporate action on the part of Harcourt.

     4.2 ISSUANCE OF SHARES. The Harcourt Shares will be fully paid, validly issued and nonassessable when issued in exchange for the Pen Shares.

     4.3 FINANCIAL STATEMENTS. Exhibit B is a true and correct copy of Harcourt's financial statements as of December 31, 1994. Such financial statements are complete and correct and have been prepared in accordance with generally accepted accounting principals on a basis consistent with prior periods and fairly present the financial condition of Harcourt at the date of such statements, and the results of operations for the period ended on such date and reflect all adjustments which are necessary for a fair presentation of the results reported.

                     ARTICLE V. CONDUCT OF SHAREHOLDER AND
                            PEN PENDING THE CLOSING

     Shareholder and Pen agree that Pen will conduct itself in the following manner pending the Closing:

     5.1 CAPITALIZATION, ETC. Pen will not, without the prior written consent of
Harcourt: (i) issue or commit to issue any capital stock or other ownership interest; (ii) grant or commit to grant any options, warrant, or other rights to subscribe for, purchase or otherwise acquire any shares of its capital stock or other ownership interest, or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock or other ownership interest; (iii) declare, set aside, or pay any dividends or distributions; (iv) directly or indirectly terminate or reduce or commit to terminate or reduce or commit to acquire any of its capital stock or other ownership interest, or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other loan or financing agreement; (v) effect a stock split, reclassification or recapitalization; (vi) change its Articles of Incorporation or other governing instruments; (vii) borrow or agree to borrow any funds, guarantee or agree to guarantee the obligations of others, or indemnify or agree to indemnify others;
(viii) waive or commit to waive any rights of substantial value; or (ix) other than in the ordinary course of business, enter into any agreement, contract, or commitment; except, in each case, contemplated by this Agreement.

                                                                    Exhibit 2.02
                                                                          Page 6

     5.2 PROMPT ACTION. Pen and Shareholder will promptly take all action contemplated by this Agreement or necessary to complete the transactions contemplated by this Agreement.

     5.3 CONFIDENTIALITY. Shareholder and Pen will treat this Agreement, and the transactions contemplated by this Agreement as confidential, and will not issue any press release or otherwise provide any information regarding such transactions contemplated by this Agreement.

     5.4 BUSINESS IN ORDINARY COURSE. Except as otherwise specifically provided in this Agreement, Pen shall conduct its business only in its ordinary course.

                               ARTICLE VI. ACCESS

From the date hereof to the Closing, Pen and Harcourt shall provide each other full access to their premises and books and records, and shall cause each of their officers to furnish the other such financial and operating data and other information with respect to each of their business and properties as the other shall, from time to time, reasonably request, provided, however that any such investigation shall not affect any of the representations and warranties hereunder. In the event of termination of this Agreement, each party will return to the other all documents and other materials obtained in connection with the transactions contemplated hereby, and not disclose or utilize any information obtained from the other.

               ARTICLE VII. CONDITIONS PRECEDENT TO SHAREHOLDER'
                             AND PEN'S OBLIGATIONS

     The obligations of Shareholder and/or Pen under this Agreement, are subject to fulfillment, before or on the date of Closing, of each of the following conditions, any of which may be waived in writing at the discretion of Pen and Shareholder.

     7.1 REPRESENTATIONS AND WARRANTIES OF HARCOURT. The representations and warranties of Harcourt contained herein shall be true and correct, in all material respects, as of the date hereof, and shall continue to be true and correct, in all material respects, as of the Closing.

     7.2 COVENANT AND AGREEMENTS OF HARCOURT. Harcourt shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

     7.3 NO ADVERSE CHANCES. No information shall have come to the attention of Pen and Shareholder pursuant to its investigation of Harcourt which is not consistent, in all material respects, with information previously furnished to Harcourt by Pen and Shareholder.

                                                                    Exhibit 2.02
                                                                          Page 7
                                       81

                     ARTICLE VIII. CONDITIONS PRECEDENT TO
                             HARCOURT'S OBLIGATIONS

     The obligations of Harcourt under Agreement are subject to the fulfillment, before or on the date of Closing, of each of the following conditions, any of which may be waived in writing at the discretion of Harcourt:

     8.1 REPRESENTATIONS AND WARRANTIES OF PEN AND SHAREHOLDER. The representations and warranties of Harcourt contained herein shall be true and correct, in all material respects, as of the date hereof, and shall continue to be true and correct, in all material respects, as of the Closing.

     8.2 COVENANT AND AGREEMENTS OF PEN AND SHAREHOLDER. Pen and Shareholder shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     8.3 APPROVAL OF THE BOARD OF DIRECTORS OF PEN. The Board of Directors of Pen shall have approved the execution, delivery and performance of this Agreement.

                          ARTICLE IX. INDEMNIFICATION

     9.1 INDEMNIFICATION OF HARCOURT. Shareholder agree to indemnify Harcourt against any loss, damage, or expense (including reasonable attorneys' fees) suffered by Harcourt from (1) any breach by Shareholder or Pen of this Agreement; or (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by Shareholder or Pen.

     9.2 INDEMNIFICATION OF PEN AND SHAREHOLDER. Harcourt agrees to indemnify Pen and Shareholder against any loss, damage, or expense (including reasonable attorneys' fees) suffered by Pen and/or the Shareholder from any inaccuracy in or breach of any of Harcourt's representations, warranties or covenants herein.

     9.3 DEFENSE OF CLAIMS. Upon obtaining knowledge thereof, the indemnified parties shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. So long as the indemnified party will not settle such claim, if the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

                                                                    Exhibit 2.02
                                                                          Page 8

                             ARTICLE X. TERMINATION

     l0.1 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated (l) by mutual consent in writing; (2) by either Pen or Harcourt if there has been a material misrepresentation or material breach of any warranty or covenant by the other party, which determination on behalf of Harcourt shall be made by its Board of Directors in its sole discretion; or (3) by either Shareholder or Harcourt if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date set forth in Article II.

     10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 10.1, each party shall pay the cost and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors, and shareholder) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

                           ARTICLE XI. MISCELLANEOUS

     11.1 WAIVERS. No action pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of any representation, warranty, covenant or agreement contained herein, except that a breach of any representation or warranty set forth herein that is known to a party hereto at the time the transactions contemplated hereby are consummated shall not be subsequently enforceable or actionable by such party. A waiver by any party, or repeated waiver by any party hereto, of a breach or repeated series of breaches of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.2 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Utah applicable to agreement executed in Utah.

     11.3 ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto and the financial statements referred to herein (which are incorporated hereby by reference and made a part hereof) sets forth the entire agreement and understandings of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understanding relating to the subject matter hereof.

     11.4 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Articles III and IV of this Agreement shall survive the closing of the transactions contemplated by this Agreement.

     11.5 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given, if sent by registered mail or certified mail, postage prepaid, and addressed to the address set forth above with the name of each party hereto.

                                                                    Exhibit 2.02
                                                                          Page 9
                                       83

     11.6 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise.

     11.7 HEADINGS. Headings in this Agreement are descriptive only, are inserted for convenience, and do not constitute part of this Agreement.

     11.8  COUNTERPARTS.   This  Agreement  may  be  signed  in  any  number  of
counterparts and all such counterparts taken together shall constitute a single agreement of the parties.

     IN WITNESS WHEREOF, each of the parties has executed or caused its duly authorized representative to execute this Agreement and Plan or Reorganization in the manner appropriate to each, all as of the date first above written.

HARCOURT INVESTMENTS (USA), INC.

/s/ Alan V. Phan
---------------------------
Dr. Alan V. Phan, President


AGREED TO AND ATTESTED BY THE SHAREHOLDER OF THE HARTCOURT PEN
FACTORY, INC.

PRINTED NAME:                     # OF SHARES:         SIGNATURE:

ALAN V. PHAN                         25,000            /s/ Alan V. Phan
                                                      -----------------
                                                      Alan V. Phan








                                                                    Exhibit 2.02
                                                                         Page 10
                                       84